UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 31, 2019
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Directors
On October 31, 2019, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Kathleen Traynor DeRose as director of the Board.
Ms. DeRose is Clinical Associate Professor of Finance at the New York University Leonard N. Stern School of Business and the Director of the FinTech Initiative at the NYU Stern Fubon Center for Technology, Business, and Innovation. Prior to joining New York University, Ms. DeRose was the Managing Director, Head of Business Strategy and Solutions, Investment Strategy and Research from 2013 to 2015 at Credit Suisse Group AG, and the Managing Director, Global Head of Investment Process from 2010 to 2013.
The Board appointed Ms. DeRose to the Audit Committee, the Risk, Investment and Finance Committee and the Technology, Innovation and Operations Committee.
Ms. DeRose will receive compensation as non-employee director as described on page 56 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 10, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)
By:        /s/ Jean Weng
Name:    Jean Weng

Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: October 31, 2019